SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2005

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.05  Costs Associated with Exit or Disposal Activities

On January 12, 2005, Level 3 Communications, Inc. ("Level 3") issued a press release relating to certain workforce reduction actions. In the release, Level 3 indicated that its operating subsidiaries will initiate a work force reduction of approximately 500 to 600 employees in its communications business. The reduction, which is expected to result in operational savings of approximately $60 million to $70 million per year, will take place before the end of January 2005. As a result of the planned reduction, Level 3 expects to incur severance charges of approximately $20 million to $25 million in the fourth quarter of 2004 or the first quarter of 2005. Level 3 is taking this action in part so that its financial and organizational resources are properly allocated and aligned to take advantage of demand as it develops in consumer-oriented voice over IP and other growth areas. In addition, these actions are being taken, in part, to accelerate Level 3's achievement of positive free cash flow.

Additional information regarding these work force reduction actions will be available in connection with Level 3's fourth quarter 2004 earnings press release and associated conference call.

Item 7.01  Regulation FD Disclosure.

On January 12, 2005, Level 3 Communications, Inc. ("Level 3") issued a press release relating to certain workforce reduction actions and the re-affirmation of communications revenue guidance for the fourth quarter 2004. This press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report. This information is not filed but is furnished to the Securities and Exchange Commission ("SEC") pursuant to Item 7.01 of Form 8-K.


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

Item 9.01  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

99.1 Press  Release  dated  January 12, 2005, relating to work force reduction.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Level 3 Communications, Inc.



January 13, 2005                             By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President


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